                                                                    EXHIBIT 4(k)

                                TRUST AGREEMENT
                                      OF
                                  CNF TRUST I


      THIS TRUST AGREEMENT is made as of May 6, 1997 (this "Trust Agreement"), by and among CNF Transportation Inc., a Delaware corporation, as Sponsor (the "Sponsor"), First Chicago Delaware Inc., a Delaware corporation, as trustee ("Delaware Trustee"), and R. Guy Kraines, as trustee (the Delaware Trustee and
R. Guy Kraines being hereinafter jointly referred to as the "Trustees"). The Sponsor and the Trustees hereby agree as follows :

      1. The trust created hereby shall be known as "CNF Trust I" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

      2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et seq. (the "Business Trust Act"), and
                      -------           -- ---
that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

      3. The Sponsor and the Trustees will enter into an amended and restated Trust Agreement or Declaration satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement on Form S-3 (the "1933 Act Registration Statement") referred to below, or in such other form as the Trustees and the Sponsor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

      4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) the 1933 Act Registration Statement including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the
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    Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities required to be filed pursuant to Rule 424 under the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto relating to the registration of the Preferred Securities of the Trust under
Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Trust, an underwriting agreement with the Sponsor and the underwriter or undewriters of the Preferred Securities of the Trust. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Delaware Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or Blue Sky laws. In connection with all of the foregoing, each of the Trustees, solely in their capacities as trustees of the Trust, and the Sponsor hereby constitutes and appoints Eberhard G.H. Schmoller, R. Guy Kraines, Gregory L. Quesnel as his or its, as the case may be, true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Sponsor or such Trustee or in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

     5.   This Trust Agreement may be executed in one or more counterparts.

     6. The number of trustees of the Trust initially shall be two and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware



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    or, if not a natural person, an enity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days prior notice to the Sponsor.

       7. First Chicago Delaware Inc. in its capacity as Delaware Trustee, shall not have the powers or duties of the Trustees set forth herein (except as may be required under the Business Trust Act) and shall be a trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

       8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (with regard to conflict of laws principles).

       IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                      CNF TRANSPORTATION,INC.,
                                            as Sponsor


                                      By: /s/ R. GUY KRAINES
                                          ------------------
                                          Name: R. Guy Kraines
                                          Title: VP and Treasurer


                                      FIRST CHICAGO DELAWARE INC., not in its
                                      individual capacity but solely as Trustee


                                      By:
                                          ------------------
                                          Name:
                                          Title:

                                          /s/ R. Guy Kraines
                                          ------------------
                                          R. GUY KRAINES, not in his individual
                                          capacity but solely as Trustee.

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or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

      7. First Chicago Delaware, Inc., in its capacity as Delaware Trustee, shall not have the powers or duties of the Trustees set forth herein (expect as may be required under the Business Trust Act) and shall be a trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

      8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (with regard to conflict of laws principles).

      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                       CNF TRANSPORTATION, INC.,
                                            as Sponsor



                                       By:  --------------------------------
                                            Name:
                                            Title:

                                       FIRST CHICAGO DELAWARE INC., not in its
                                       individual capacity but solely as Trustee

                                       By:  /s/ Steven M. Wagner
                                            ---------------------------------
                                            Name:  Steven M. Wagner
                                            Title: Vice President


                                       --------------------------------------
                                       R. GUY KRAINES, not in his individual
                                       capacity but solely as Trustee




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